UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2013
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Mutual Confidentiality Agreement

Effective on April 7, 2013, Nano Labs Corp., a Colorado corporation (the “Company”), entered into a mutual confidentiality agreement (the “Confidentiality Agreement”) with Saint-Gobain Ceramics & Plastics Inc., a Delaware corporation ("SGCP"). In accordance with the terms and provisions of the Confidentiality Agreement: (i) SGCP will provide to the Company information of a technical or commerical nature and samples related to SGCP's business including, without limitation, financial information, powder, slurry and compound product related information and information related to methods and equipment for manufacturing same for a period of two years (the "Disclosure Period"); and (ii) the Company shall provide to SGCP details regarding its diamond powders, nano diamond slurries and compounds and related capabilities during the Disclosure Period. In further accordance with the terms and provisions, the Company and SGCP may engage in certain activities related to consideration of future business relationships as part of the exchange of confidential information from one party to the other. Either party may terminate the Disclosure Period on a ten (10) days written notice. The confidentiality period under the terms of the Confidentiality Agreement shall be five years.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

Not applicable.

(b)   Pro forma Financial Information.

Not applicable.

(c)   Shell Company Transaction.

Not applicable.

(d)   Exhibits.

10.1  Mutual Confidentiality Agreement dated April 7, 2013 between Saint-Gobain Ceramics & Plastics Inc. and Nano Labs Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: May 22, 2013	/s/ Bernardo Camacho Chararria
Name: Bernardo Camacho Chararria Title: President/Chief Executive Officer

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